UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2006

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

By letter dated July 6, 2006, the Nasdaq Listings Qualification Department notified Novavax, Inc. that the company was not in compliance with Nasdaq’s Audit Committee requirements set forth in Marketplace Rule 4350(d) as a result of the resignation of Mitchell J. Kelly from the company’s Board of Directors and all committees thereof on May 22, 2006. Mr. Kelly was a member of the Audit Committee of the Board and following his resignation the committee consisted of only two members. Rule 4350(d)(2) requires that each listed issuer have an audit committee consisting of at least three members, each of whom shall be independent under applicable Nasdaq and Securities and Exchange Commission rules.

According to the notice letter and pursuant to Rule 4350(d)(4), Novavax was given a cure period until the earlier of the company’s next annual shareholders’ meeting or May 22, 2007 to regain compliance.

On July 10, 2006, the Board of Directors by unanimous written consent appointed John O. Marsh, Jr. to the Audit Committee of the Board. The Board further determined that Mr. Marsh satisfies the definition of "independent director" as set forth in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and otherwise meets the requirements of the Nasdaq Stock Market for membership on audit committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

July 12, 2006	By:	Rahul Singhvi

Name: Rahul Singhvi
Title: President & CEO